Exhibit 5.1

Akerman LLP One Southeast Third Avenue Suite 2500 Miami, FL 33131-1714 Tel: 305.374.5600 Fax: 305.374.5095

August 28, 2015

NV5 Holdings, Inc.

200 South Park Road, Suite 350

Hollywood, Florida 33021

Re: Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for NV5 Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 of the Company (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on August 28, 2015, including the prospectus included therein at the time the Registration Statement is declared effective (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), for registration by the Company of $100,000,000 aggregate initial offering price of the Securities (as defined below).

The Registration Statement provides for the registration of the sale from time to time by the Company of (a) shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), including Common Stock as may from time to time be issued upon conversion of preferred stock or the exercise of warrants; (b) shares of preferred stock, $0.01 par value per share, of the Company, which may be issued in one or more series or classes (the “Preferred Stock”); (c) fractional interests in shares of Preferred Stock that may be issued in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Depositary Receipts”); (d) warrants to purchase Common Stock, Preferred Stock and/or Depositary Shares (the “Warrants”); (e) rights to purchase Common Stock or any other Securities (the “Purchase Rights”); (f) units comprised of any combination of the Securities (as defined below), in one or more series (the “Units”); or (e) purchase contracts for the purchase and sale of Common Stock, Preferred Stock and/or Depositary Shares (collectively, “Purchase Contracts”), as designated by the Company at the time of their offering. The Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Rights, Units and Purchase Contracts are each referred to herein as a “Security,” and are collectively referred to as the “Securities.” The Registration Statement provides that the Securities may be offered separately or together, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).

akerman.com

NV5 Holdings, Inc.

August 28, 2015

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement,  the Amended and Restated Certificate of Incorporation of the Company (the “Charter”) and Bylaws of the Company (collectively, the “Organizational Documents”), and such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

For purposes of rendering our opinion below, we are assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement and any related Free Writing Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) the issuance, sale, amount and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors (or where permitted, a committee of the Board of Directors) of the Company in accordance with the Company’s Organizational Documents and applicable law, in each case, so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (vi) a definitive purchase, underwriting, distribution, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vii) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise.

Based upon the foregoing, we are of the opinion that:

1.

When, as, and if shares of Common Stock (including shares of Common Stock underlying convertible Securities) have been duly authorized by appropriate corporate action, issued and delivered against payment to the Company of the purchase price of such shares of Common Stock, all as contemplated by the Registration Statement and the Prospectus Supplement relating thereto and in accordance with the applicable underwriting agreement, purchase, distribution or other agreement, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

2.

When, as, and if shares of Preferred Stock (including shares of Preferred Stock underlying convertible Securities) have been duly authorized by appropriate corporate action (including the filing of any required certificate of designation that may be required to designate the rights, preferences, privileges, qualifications and restrictions of the shares of Preferred Stock), issued and delivered against payment to the Company of the purchase price of such shares of Preferred Stock, all as contemplated by the Registration Statement and the Prospectus Supplement relating thereto and in accordance with the applicable underwriting agreement, purchase, distribution or other agreement, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

NV5 Holdings, Inc.

August 28, 2015

3.

When, as, and if Depositary Shares have been duly authorized by appropriate corporate action, and the applicable depositary and related agreements have been duly executed and delivered by the Company along with Depositary Receipts evidencing such Depositary Shares, if applicable, against payment to the Company of the purchase price of such Depositary Shares, all as contemplated by the Registration Statement and the Prospectus Supplement relating thereto and in accordance with the applicable underwriting, purchase, distribution or other agreement, such Depositary Shares will constitute valid and binding obligations of the Company, except as the same may be limited by: (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer arrangement, moratorium or other similar laws relating to or affecting the rights of creditors, (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity, and (iii) the enforceability of any provisions of any agreement providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy.

4.

When, as, and if Warrants have been duly authorized by appropriate corporate action, and the warrant agreements have been duly executed and delivered by the Company against payment to the Company of the purchase price of such Warrants, all as contemplated by the Registration Statement and the Prospectus Supplement relating thereto and in accordance with the applicable underwriting, purchase, distribution or other agreement, such Warrants will constitute valid and binding obligations of the Company,  except as the same may be limited by: (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer arrangement, moratorium or other similar laws relating to or affecting the rights of creditors, (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity, and (iii) the enforceability of any provisions of any agreement providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy.

5.

When, as, and if Purchase Rights have been duly authorized by appropriate corporate action, and upon issuance and delivery of the Purchase Rights against payment therefor, and the applicable rights and related agreements have been duly executed and delivered by the Company against payment to the Company of the purchase price of such Purchase Rights, all as contemplated by the Registration Statement and the Prospectus Supplement relating thereto and in accordance with the applicable underwriting, purchase, distribution or other agreement, such Purchase Rights will constitute valid and binding obligations of the Company, except as the same may be limited by: (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer arrangement, moratorium or other similar laws relating to or affecting the rights of creditors, (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity, and (iii) the enforceability of any provisions of any agreement providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy.

NV5 Holdings, Inc.

August 28, 2015

6.

When, as, and if Units have been duly authorized by appropriate corporate action, and upon issuance and delivery of the Units against payment therefor, and the applicable unit and related agreements have been duly executed and delivered by the Company against payment to the Company of the purchase price of such Units, all as contemplated by the Registration Statement and the Prospectus Supplement relating thereto and in accordance with the applicable underwriting, purchase, distribution or other agreement, such Units will constitute valid and binding obligations of the Company, except as the same may be limited by: (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer arrangement, moratorium or other similar laws relating to or affecting the rights of creditors, (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity, and (iii) the enforceability of any provisions of any agreement providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy.

7.

When, as, and if Purchase Contracts have been duly authorized by appropriate corporate action, and upon issuance and delivery of the Purchase Contracts against payment therefor, and the applicable contract and related agreements have been duly executed and delivered by the Company against payment to the Company of the purchase price of such Purchase Contracts, all as contemplated by the Registration Statement and the Prospectus Supplement relating thereto and in accordance with the applicable underwriting, purchase, distribution or other agreement, such Purchase Contracts will constitute valid and binding obligations of the Company, except as the same may be limited by: (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer arrangement, moratorium or other similar laws relating to or affecting the rights of creditors, (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity, and (iii) the enforceability of any provisions of any agreement providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy.

Each of our opinions expressed herein is also subject to the following qualifications and exceptions:

(a)

The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, and without limiting the generality of the foregoing qualification;

(b)

limitations imposed by general principles of equity upon the availability of equitable remedies and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or which would be commercially unreasonable, or where their breach is not material;

(c)

we express no opinion as to the enforceability of any provisions of any agreement providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy;

NV5 Holdings, Inc.

August 28, 2015

(d)

except to the extent encompassed by an opinion set forth herein with respect to the Company, the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to any agreement with any law, regulation or order applicable to it, or (ii) the legal or regulatory status or the nature of the business of any such party; and

(e)

our opinion is based upon current statutes, rules, regulations, cases and official interpretative opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

In rendering the opinions expressed above, we have further assumed that (i) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (ii) the Company will authorize the offering and issuance of the Securities and will authorize, execute and deliver any and all documents contemplated thereby or by the Registration Statement or any applicable Prospectus Supplement relating thereto, and will take any other appropriate additional corporate action with respect thereto, (iii) certificates, if required, representing the Securities, including shares to be issued upon proper exercise of convertible Securities, will be duly executed and delivered and, to the extent required by any applicable agreement, duly  authenticated and countersigned, and (iv) a sufficient number of shares will be authorized and available for issuance.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Delaware and the federal securities laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement referred to above. We also consent to the use of our name in the related Prospectus under the heading “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ AKERMAN LLP